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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated October 11, 1996 included in International Home Foods, Inc. Form 10-K/A for the year ended December 31, 1997 which is incorporated by reference in this registration statement and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

New York, New York
August 12, 1998